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[REZNICK FEDDER & SILVERMAN LETTERHEAD]


                                 April 3, 2002

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


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We consent to the inclusion in this Post-Effective Amendment to the
Registration Statement on Form S-11 of our reports dated March 20, 2002 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associates IV L.P., as of December 31, 2001. We also consent to the reference to our firm under the caption "Experts."



                                              /s/ Reznick Fedder & Silverman

                                              REZNICK FEDDER & SILVERMAN